                        WFS FINANCIAL 1998-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 1999
                   for Distribution Date of February 20, 1999


===============================================================================================================================


COLLECTIONS
                                                                                                      DOLLARS
Payments received                                                                                                73,027,431.58
          Plus:
                Servicer Advances                                                             1,835,292.26
                Reimbursement of holds                                                          504,303.05
                                                                                             -------------
                                                                                                                  2,339,595.31

          Less:
                Reimbursement Advances
                Funds deposited in Holds Account                                                637,950.40
                                                                                              1,132,544.44
                                                                                             -------------
                                                                                                                  1,770,494.84
                                                                                                                 -------------

Total Funds Available for Distribution                                                                           77,137,521.73
                                                                                                                 =============


DISTRIBUTIONS

       Servicing Fee                                                                          2,130,329.00
       Trustee and Other Fees                                                                   270,196.80
       Other Miscellaneous Payments                                                             253,300.25
                                                                                             -------------
                                                                                                                  2,653,826.05
       Note Interest Distributable Amount - Class A-1                      2,201,459.72
       Note Interest Distributable Amount - Class A-2                      2,514,187.22
       Note Interest Distributable Amount - Class A-3                      2,926,700.00
       Note Interest Distributable Amount - Class A-4                      1,418,333.33
       Note Interest Distributable Amount - Class A-5                      1,742,083.33

                                                                          -------------
           Total Note Interest Distributable Amount                       10,802,763.60

       Certificate Interest Distributable Amount                           1,436,370.83
                                                                          -------------

Total Interest Distribution                                                                  12,239,134.43



       Note Principal Distributable Amount - Class A-1                    53,614,772.61
       Note Principal Distributable Amount - Class A-2 thru A-5                    0.00

       Certificate Principal Distributable Amount                                  0.00
                                                                          -------------

Total Principal Distribution                                                                 53,614,772.61
                                                                                             -------------

Total Principal and Interest Distribution                                                                        65,853,907.04

       Spread Account Deposit                                                                                     5,088,798.96


Total Distributions                                                                                              73,596,532.05
                                                                                                                 =============


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


                        WFS FINANCIAL 1998-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 1999
                   for Distribution Date of February 20, 1999


==================================================================================================================================


PORTFOLIO DATA:
                                                                     # of loans
      Beginning Security Balance                                                  56,297                           700,000,000.00

          Less: Scheduled Principal Balance                                            0       (25,934,834.92)
                Full Prepayments                                                  (2,157)      (24,846,731.14)
                Partial Prepayments                                                    0                 0.00
                Liquidations                                                        (253)       (2,833,206.55)
                                                                                               ---------------
                                                                                                                   (53,614,772.61)
                                                                                                                   ---------------
      Ending Security Balance                                                     53,887                           646,385,227.39

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                                        21,000,000.00
             Deposits                                                                            5,088,798.96
             Reductions                                                                                  0.00
                                                                                               ---------------
       Ending Balance                                                                                               26,088,798.96

       Beginning  Initial Deposit Repayment                                                     21,000,000.00
             Repayments                                                                                  0.00
                                                                                               ---------------
       Ending Initial Deposit Repayment                                                                             21,000,000.00

Modified Accounts:
       Principal Balance                                                                                0.00%                0.00
       Scheduled Balance                                                                                0.00%                0.00

Servicer Advances
       Beginning Unreimbursed Advances:                                                                  0.00
       New Advances                                                                              1,835,292.26
       Advances Reimbursed                                                                        (637,950.40)
                                                                                               ---------------
       Ending Unreimbursed Advances:                                                                                 1,197,341.86

Holding Account:
       Beginning Balance                                                                                 0.00
       Funds Deposited                                                                           1,132,544.44
       Withdrawal to Collection Account                                                           (504,303.05)
                                                                                               ---------------
       Ending Balance                                                                                                  628,241.39

Net Charge-Off Data:                                                 # of loans
       Charge-Offs                                                                   174           886,406.09
       Recoveries                                                                    (48)         (120,189.39)
                                                                                               ---------------
       Net Charge-Offs                                                               126                               766,216.70

Delinquencies ( P&I):                                                # of loans
      30-59 Days                                                                     794         8,752,531.34
      60-89 Days                                                                     214         2,436,388.30
      90-119 Days                                                                     74           775,139.60
      120-149 Days                                                                     0                 0.00
      150 days and over                                                                0                 0.00



Repossessions                                                                         49           374,873.89

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
   of the Sale and Servicing Agreement)                                                 0                                     0.00
                                                                                                                   ---------------
Charge-Off Percentage                                                                                                        1.18%
Delinquency Percentage                                                                                                       0.29%
WAC                                                                                                                       14.6827%
WAM                                                                                                                         55.248

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